Exhibit 99.1

Our Ref  : 214058/SY

Your Ref:

WT Holdings Corporation

c/o Room 402-404, 4/F, Allied Kajima Building

138 Gloucester Road

Wanchai

Hong Kong

June 22, 2006

Dear Sirs/Madam:

Agreement and Plan of Share Exchange dated June 20, 2006 (the “Agreement”)

We have acted as Hong Kong counsel for Profits Dreams Development Limited, a British Virgin Islands corporation (“PDD”), including its direct and indirect subsidiaries:

(i)	Horizon Corporation Limited, a Hong Kong corporation (“Horizon”);

(ii)	Forever Rise Holding Limited, a British Virgin Islands corporation (“FRHL”);

(iii)	Allied Fine Development Limited, a Hong Kong corporation (“Allied”);

(iv)	Max Surplus International Development Ltd., a Hong Kong corporation (“Max Surplus”);

(v)	Manigood International Industrial Ltd., a Hong Kong corporation (“Manigood”);

(vi)	Raffle Limited, a Hong Kong corporation (“Raffle”); and

(vii)	Sure Profits Trading Limited, a Hong Kong corporation (“Sure Profits”) (the above collectively, the “Company”),

as well as its shareholders, in connection with the transaction contemplated by the Agreement and Plan of Share Exchange dated June 22, 2006 (the “Agreement”) by and among WT Holdings Limited (“WT”) on the one hand, and Horizon, Mr. Ricky Kee Kwong Tsoi and Mr. Alex Chun Shan Yue as the shareholders of PDD (the “PDD Shareholders”), the shareholders of FRHL (the “FRHL

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Shareholders”), and PDD.

Unless otherwise defined herein, capitalized terms used herein shall have the same meaning as set forth in the Agreement.

We have examined originals or copies of the following documents (collectively, the “Documents”):

(i)	the Agreement;

(ii)	Certificate of Incorporation of Horizon Corporation Limited dated August 1, 2005;

(iii)	Memorandum and Articles of Association of Horizon Corporation Limited, dated July 25, 2005;

(iv)	Certificate of Incorporation of Allied Fine Development Limited dated September 19, 2003;

(v)	Memorandum and Articles of Association of Allied Fine Development Limited, dated August 22, 2003;

(vi)	Certificate of Incorporation of Max Surplus International Development Limited dated July 26, 2004;

(vii)	Memorandum and Articles of Association of Max Surplus International Development Limited, dated June 25, 2004;

(viii)	Certificate of Incorporation of Manigood International Industrial Ltd. dated December 15, 2003;

(ix)	Memorandum and Articles of Association of Manigood International Industrial Ltd. dated November 21, 2003;

(x)	Certificate of Incorporation of Raffle Limited dated August 7, 1998;

(xi)	Memorandum and Articles of Association of Raffle Limited dated July 2, 1998;

(xii)	Certificate of Incorporation of Sure Profits Trading Limited, dated August 3, 2001; and

(xiii)	Memorandum and Articles of Association of Sure Profits Trading Limited dated July 26, 2001.

In addition, we have examined such records, documents and certificates, including certificates of public officials, and have made such inquiries of certain officers of the Company and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. In rendering these opinions, we have relied upon such records, documents, certificates and inquiries as to certain factual matters. We have made no independent investigation of the accuracy or completeness of such matters, but we have no actual knowledge of any such inaccuracy or incompleteness.

We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of the Documents, we have assumed that each party to one or more of the Documents other than the Company has the power and authority (or if such party is an individual, the capacity) to execute and deliver, and to perform and observe provisions of the Documents, and has duly

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authorized, executed and delivered such Documents, and that such Documents constitute the legal, valid and binding obligations of such party, enforceable against such party in accordance with their respective terms.

Our opinion in paragraph (b) below is subject to the following qualifications: (i) in respect of two shares in Horizon, such two shares are registered in the names of Mr. Ricky Kee Kwong Tsoi and Mr. Alex Chun Shan Yue respectively and that each of them had executed a declaration of trust, both August 1, 2005, in favour of FRHL, and (ii) it is noted that none of these declarations of trust had been submitted to the Hong Kong Stamp Office for adjudication and therefore their ownership are subject to the following:

(a)	on the basis of the existence of these two declarations of trust, FRHL would be regarded as the beneficial owner (but not the registered holder) of these two shares in Horizon as of the date of the declarations of trust; and

(b)	without prejudice to (a) above, if any of the declarations of trust mentioned above is ever before a Hong Kong court, pending adjudication thereof and where required, due payment of the stamp duty, it will however not be admissible in evidence.

Our opinion in paragraph (h) below is based on a review of those statutes and regulations under the laws of Hong Kong which, in our experience, are normally applicable to transactions of the type contemplated by the Agreement. For purposes of our opinion in paragraph (e) below, as to agreements which by their terms are or may be governed by the laws of a jurisdiction other than Hong Kong, we assume that such agreements are governed by the laws of Hong Kong.

Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge, it is intended to signify that, in the course of our representation of the Company in connection with the matter described in the first paragraph hereof, that we have not acquired actual knowledge of the existence or absence of such facts.

Our opinions are based upon current statutes, rules, regulations, cases and official interpretive opinions currently in force in Hong Kong. We express no opinion as to the laws or regulations of any jurisdiction other than Hong Kong, and also express no opinion as to the fairness of the transactions contemplated by the Documents to the Company or its shareholders.

Based upon and subject to the foregoing, we are of the opinion that:

(a)	Horizon, Allied, Max Surplus, Manigood, Raffle and Sure Profits are each corporations duly incorporated, validly existing and in good standing under the laws of Hong Kong, and each has the corporate power and authority to conduct its business as presently conducted.

(b)	Horizon is a wholly owned subsidiary of FRHL, PDD is a wholly owned subsidiary of Horizon, and Allied, Max Surplus, Manigood, Raffle and Sure Profits are each a wholly owned subsidiary of PDD.

(c)	Horizon has the corporate power and authority to execute and deliver, and to perform and observe its obligations under the Agreement.

(d)	The transactions under the Agreement, when consummated in accordance with the Agreement, and assuming that the representations and warranties of WT under the Agreement

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are true and correct, will result in a valid transfer of the ordinary shares held by the PDD Shareholders to WT.

(e)	The Documents to which the Horizon is a party have been duly authorized, executed and delivered by Horizon, and constitute valid and binding obligations of Horizon, enforceable against Horizon in accordance with their respective terms.

(f)	the authorized capital of Horizon consists of HK$10,000, divided into 10,000 ordinary shares with a par value of HK$1.00 each. To our knowledge, without giving effect to the transactions contemplated by the Agreement, there are issued 1,000 ordinary shares, all of which are held by FRHL (as to 998 shares), and by Mr. Ricky Kee Kwong Tsoi and Mr. Alex Chun Shan Yue (each as to 1 share). All of the issued ordinary shares of Horizon have been duly authorized and validly issued and are fully paid. As far as we are aware, there are no presently outstanding options, warrants or other securities of Horizon which contain or create the right to purchase of acquire from Horizon any shares of unissued Horizon shares. Horizon’s Memorandum and Articles of Association do not provide for preemptive rights to subscribe for or purchase any shares of Horizon’s shares.

(g)	The execution, delivery and performance of the Agreement by the parties thereto who are incorporated under the laws of Hong Kong do not violate or result in a material breach of any of the terms of or constitute a material default under or result in the creation of any lien, charge or encumbrance on any property or assets of the Company, pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or any judgment, writ, decree or order.

(h)	All consents, approvals, orders or authorizations of, and all qualifications, registrations or filings with, any governmental authority on the part of Horizon, Allied, Max Surplus, Manigood, Raffle or Sure Profits required for the execution, delivery or performance of the Agreement by the parties thereto have been made or obtained.

(i)	The execution, delivery and performance of the Agreement by the parties thereto will not violate any statute or regulation applicable to the Company (excluding those which are not incorporated under the laws of Hong Kong).

(j)	There is no litigation or proceeding pending against the Company (excluding those which are not incorporated under the laws of Hong Kong) before any court or administrative agency which is likely to materially and adversely affect the ability of the parties to the Agreement to perform its obligations under the Agreement or which seeks to prevent the consummation of the transactions contemplated by the Agreement.

(k)	To our knowledge, the PDD Shareholders have good and marketable title to, and collectively are the sole and exclusive owners of, 100% of the ordinary shares of PDD, and such shares are free and clear of any and all liens, pledges, charges or encumbrances.

We express no opinion as to matters governed by any laws other than the substantive laws of Hong Kong which are in effect in Hong Kong on the date hereof. We express no opinion as to the choice-of-law provision contained in any of the Documents.

We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent the laws of any jurisdiction other than Hong Kong, are applicable to the subject matter hereof.

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This opinion is solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

Yours faithfully,

/s/ Arculli Fong & Ng

Arculli Fong & Ng